UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2001
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 7.        Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated October 31, 2001

2.       Press Release of the Company dated November 6, 2001

 Item 9.        Regulation FD Disclosure

On October 31, 2001, Imagis Technologies Inc. ("Imagis") announced that it has renegotiated the non-brokered portion of its private placement originally announced in its news release of October 24, 2001. The non-brokered portion of the placement has been increased to $497,650 and will now be for units rather than special warrants at $2.17 per unit. Each unit consists of one common share and one half of a non-transferable share purchase warrant, with each whole warrant entitling the holder thereof to acquire one additional common share in the capital of the Company at an exercise price of $2.55 for a period of one year from the date on which the warrants are issued.

On November 6, 2001, Imagis Technologies Inc. ("Imagis") announced that API Technologies LLC will purchase the rights to Imagis' Casino-ID product and will pay royalty fees to Imagis associated with API product sales that incorporate the Casino-ID software application. Casino-ID is an advanced software application for tracking incident-based information and images within the Casino environment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: November 6, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued October 31, 2001
99.2	Press release issued November 6, 2001